UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

Frontdoor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38617	82-3871179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Players Club Parkway,
Memphis, Tennessee		38125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 901 701-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Senior Vice President and Chief Technology Officer and Resignation of Director

On June 24, 2025, the Board of Directors (the “Board”) of Frontdoor, Inc. (the “Company”) appointed Dr. Balakrishnan (“Bala”) Ganesh, a current member of the Board, to serve as the Company’s Senior Vice President and Chief Technology Officer effective July 14, 2025. In connection with his appointment as Senior Vice President and Chief Technology Officer, Dr. Ganesh tendered his resignation on June 23, 2025 from the Board and the Audit Committee of the Board effective June 30, 2025. As a result of Dr. Ganesh’s resignation, the Board reduced the size of the Board from eight to seven directors effective June 30, 2025.

Dr. Ganesh brings a wealth of experience in digital transformation, cybersecurity and product development, as well as providing strategic direction and oversight for the development and implementation of scalable, cost-effective solutions in line with organizational objectives and company strategy. Prior to assuming the role as the Company’s Senior Vice President and Chief Technology Officer, Dr. Ganesh has served as a member of the Board since July 2023 and as the Chief Technology Officer of OnTrac Logistics, a subsidiary of OnTrac Final Mile (together “OnTrac”), a privately held logistics company providing last mile e-commerce delivery services. Prior to OnTrac, from August 2022 to August 2023, Dr. Ganesh was a Partner at AKF Consulting LLC, which provides technology consulting, technical due diligence and interim technology leadership services. Previously, Dr. Ganesh served at United Parcel Service for over 10 years in a variety of roles. Among the highlights, as Vice President of Engineering, Dr. Ganesh managed UPS’s global technology innovation strategy. While in this role, he was recognized by Business Insider as one of the 100 people transforming business. As the Vice President of Advanced Technology, Dr. Ganesh led UPS’s technology strategy for aerial drones, robotics, sensors, artificial intelligence, and autonomous vehicles. As the Vice President of Advanced Analytics and Revenue Management, he led a team of data scientists and marketers to implement machine learning prediction models for pricing and other functions. Dr. Ganesh holds a PhD in aerospace engineering with a minor in mathematics, and an MBA and a MS in aerospace engineering from the Georgia Institute of Technology. He also holds a Bachelor of Arts from the Indian National Defence Academy (“INDA”). Upon graduation from the INDA, Dr. Ganesh served for six years as a fighter pilot in the Indian Air Force.

Item 7.01 Regulation FD Disclosure.

A press release announcing the appointment of Dr. Ganesh as Senior Vice President and Chief Technology Officer, as described above, is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Frontdoor, Inc., dated June 25, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTDOOR, INC.

Date:	June, 25, 2025	By:	/s/ Jeffrey A. Fiarman
Name: Jeffrey A. Fiarman Title: Senior Vice President, Chief Legal Officer & Secretary